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                                                                   EXHIBIT 23.1


                            INDEPENDENT AUDITOR'S CONSENT

     We hereby consent to the incorporation by reference in this Amendment
No. 1 to the Registration Statement of Acacia Research Corporation on Form S-3(SEC File No.333-95373) of our report dated March 25, 1998 on our audits of the consolidated financial statements of Acacia Research Corporation as of December 31, 1996 and for the year ended December 31, 1996, incorporated by reference into the Annual Report on Form 10-K of Acacia Research Corporation for the fiscal year ended December 31, 1998. We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ FINOCCHIARO & CO.
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Finocchiaro & Co.

Pasadena, California
February 4, 2000